Exhibit 10.9

QUAD GLOBAL INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of [Date], 2025, by and between Quad Global Inc., a Cayman Islands exempted company (the “Company”), and [Employee Name] ([ID Card/Passport] No.:[●]) (the “Executive Officer”).

ARTICLE 1: TERM & NATURE

A.	Term:

The term of this Agreement shall commence from the closing of the transactions contemplated in that certain agreement and plan of merger, dated as of February 14, 2025 (the “Effective Date”), as amended and/or restated from time to time, by and among the Company, Quetta Acquisition Corporation and other parties and shall continue until the Executive Officer’s successor is duly elected or appointed and qualified or until the Executive Officer’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of this Agreement, the Company’s memorandum and articles of association, as may be amended, supplemented and/or restated from time to time ) (the “Articles”), or any applicable laws, rules, or regulations (the “Expiration Date”). In the event that the Executive Officer’s successor has not been duly elected or appointed as of the Expiration Date, the Executive Officer agrees to continue to serve hereunder until such successor has been duly elected or appointed and qualified.

B.	Working Hours

The Executive Officer has taking into account the nature of his/her senior management position, and therefore shall not be entitled to any overtime pay. The Company guarantees the Executive Officer the right of adequate rest hours and leave of absence.

ARTICLE 2: JOB CONTENTS

A. Subject to the terms and provisions of this Agreement, the Executive Officer is hereby employed by the Company as [position/title] of the Company. The Executive Officer shall have full responsibility and authority for such duties as customarily are associated with service as the [position/title] of the Company at the direction of the board of directors of the Company (the “Board”). The Executive Officer shall faithfully and diligently perform, on a full-time basis, such duties assigned to the Executive Officer.

B. Executive Officer shall devote substantially all of his/her business time, attention, energies, skills, learning and efforts to the Company’s business.

C. In accordance with job requirements, the Executive Officer accepts that he/she might be required to travel domestically and internationally. The Executive Officer is expected to abide by the travel policy with the applicable exceptions as agreed to with the Company’s CEO or other authorized person of the Company.

ARTICLE 3: COMPENSATION

Upon the Effective date and during the term of this Agreement, the Executive Officer shall receive a monthly remuneration of $[_____] which shall accrue on a day to day basis payable in arrears on the last day of each calendar month provided that if the appointment is terminated prior to the end of a calendar month, the Executive Officer shall only be entitled to a proportionate part of such salary in respect of the period of service during the relevant month up to the date of termination (the “Compensation”). The Compensation may be reviewed during the term of this Agreement by the Compensation Committee pursuant to its terms of reference after the Effective Date. Any adjustment of the Compensation shall be recommended by the Compensation Committee (when applicable) and approved by the Board duly convened pursuant to the Articles.

ARTICLE 4: DUTIES

The Executive Officer shall exercise all powers in good faith and in the best interests of the Company, including but not limited to, the following:

A. devote a sufficient amount of time and attention to the interests and affairs of the Company in the discharge of duties of his/her office as a [position/title] of the Company, as may be necessary for the proper and efficient administration, supervision, and management of the strategic planning, corporate management and business development of the Company;

B. faithfully and diligently perform such duties and exercise such powers as are consistent with his/her office in relation to the Company;

C. in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions, instructions, regulations and directions from time to time passed, made or given by the Board according to the best of his/her skills and ability;

E. at all times keep the Board promptly and fully informed (in writing if so requested) in connection with the performance of such powers and duties and provide such explanations as the Board may require in connection with the performance of such powers and duties and provide such explanations as the Board may require in connection with his/her office in relation to the Company;

F. act in accordance with his/her powers and obligations as a [position/title] of the Company and use his/her best endeavors to comply with and to cause the Company to comply with (a) this Agreement; (b) every rule or law applicable to the Company, whether in the United States or elsewhere; (c) the Nasdaq Stock Market Rules; (d) the Articles; (e) shareholders’ and board resolutions of the Company; (f) the Securities Act of 1933; and (g) all other relevant securities regulations, rules, instructions and guidelines as issued by the relevant regulatory authorities from time to time, in relation to dealings in shares or other securities of the Company, and in relation to insider information or unpublished inside information affecting the shares, debentures or other securities of the Company.

The Executive Officer shall carry out his/her duties and exercise his/her powers jointly with any other executive officers, senior management or directors of the Company as may from time to time be appointed by the Board. The Board may at any time require the Executive Officer to cease performing any of his/her duties or exercising any of his/her power under this Agreement.

All duties and responsibilities set forth herein shall be strictly limited to the affairs and operations of the Company itself, and shall not extend to any affiliates, subsidiaries, or other members of the group. The Executive Officer shall not be required to, and shall not, perform services for, or on behalf of, any other entity except the Company.

ARTICLE 5: CONDITIONS FOR TERMINATION

A. The Agreement can be terminated through mutual agreement between both parties.

B. The Executive Officer may terminate this Agreement by giving to the Company thirty (30) days’ written notice (or payment in lieu of notice).

C. The Company may terminate this Agreement by giving to the Executive Officer thirty (30) days’ written notice (or payment in lieu of notice).

D. The Company may without notice terminate this Agreement if the Executive Officer:

(a) continuously and intentionally fails to or refuses to perform substantially the Executive Officer’s assigned duties (other than as a result of total or partial mental or physical incapacity);

(b) is convicted of, or pleads nolo contendere to, a felony involving dishonesty or moral turpitude;

(c) engages in willful misconduct, including without limitation, fraud, embezzlement, theft or misappropriation against the Company; or

(d) commits material breach of the restrictive covenants applicable to the Executive Officer, including those set forth in this Agreement; or Company’s written policy applicable to the Executive Officer, that does, or could reasonably be expected to, result in material harm to the Company, including reputational harm.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES

The Executive Officer hereby represents and warrants to Company that as of the date of execution of this Agreement:

A. this Agreement will not cause or require the Executive Officer to breach any obligation to, or agreement or confidence with, any other person; and

B. the Executive Officer has not been induced to enter into this Agreement by any promise or representation other than as expressly set forth in this Agreement.

ARTICLE 7: NON-SOLICITATION, NON-COMPETITION AND AVOIDANCE OF CONFLICTS

During the term of this Agreement, the Executive Officer agrees that, without the prior written consent of the Company, the Executive Officer will not, directly or indirectly, on his or her behalf or on behalf of any other person or entity:

A. call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, vendors, business or patrons of the Company;

B. solicit or attempt to solicit for employment or consultancy any person who is an employee of or consultant to the Company; or

C. own, operate, manage, join, control, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or in any other capacity, any business entity which engages in any competitive line of business in which the Company is engaged.

The Executive Officer further agrees that the obligations under above Article 7A and B shall survive the termination of this Contract for any reason and last until the expiry of two (2) years following the termination of employment.

ARTICLE 8: CONFIDENTIALITY

A. The Executive Officer hereby acknowledges that the Company has made and will make available to the Executive Officer certain customer lists, product design information, performance standards and other confidential and/or Proprietary Information (if any) of the Company or licensed to the Company, including without limitation trade secrets, copyrighted materials and/or financial information of the Company (or any of its affiliates), including without limitation, financial statements, reports and data (collectively, the “Confidential Material”); however, Confidential Material does not include any of the foregoing items which has become publicly known or made generally available through no wrongful act of the Executive Officer or of others who were under confidentiality obligations as to the item or items involved.

B. Except as essential to the Executive Officer’s obligations under this Agreement or for the purpose of seeking professional advice, the Executive Officer shall not make any disclosure of this Agreement, the terms of this Agreement, or any of the Confidential Material nor to make any duplication or other copy of any of the Confidential Material. Immediately upon request from the Company, the Executive Officer shall return to the Company all Confidential Material. The Executive Officer shall notify each person to whom any disclosure is made that such disclosure is made in confidence that the Confidential Material shall be kept in confidence by such person. Nothing contained in this Article 8 shall be construed as preventing The Executive Officer from providing Confidential Material in compliance with a valid court order issued by a court of competent jurisdiction, provided that the Executive Officer takes reasonable steps to prevent dissemination of such Confidential Material.

ARTICLE 9: PROPRIETARY INFORMATION

A. For purposes of this Agreement, “Proprietary Information” shall mean any information, observation, data, written material, record, document, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research related to the actual or anticipated research, marketing strategies, pricing information, business records, development, products, organization, business or finances of the Company.

B. Proprietary Information shall not include information in the public domain as of execution of this Agreement except through any act or omission of the Executive Officer. All right, title and interest of every kind and nature whatsoever in and to the Proprietary Information (if any) made, discussed, developed, secured, obtained or learned by the Executive Officer during the term of this Agreement shall be the sole and exclusive property of the Company’s designated subsidiary for any purposes or uses whatsoever, and shall be disclosed promptly by the Executive Officer to the Company.

C. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is made, discovered, developed, secured, obtained or learned (a) solely or jointly with others, (b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of the Company or otherwise, or (d) with the Company’s materials, tools, instruments or on the Company’s premises or otherwise. All Proprietary Information developed, created, invented, devised, conceived or discovered by the Executive Officer that is subject to copyright protection is explicitly considered by the Executive Officer and the Company to be works made for hire to the extent permitted by law.

D. Save as provided by law, the Executive Officer shall make no claims against the Company and its respective officers, directors and employees, for additional remuneration arising out of, or relating to, any Proprietary Information. The Executive Officer shall execute any documents and take any action the Company may deem necessary or appropriate to effectuate the provisions of this Agreement.

ARTICLE 10: BUSINESS OPPORTUNITIES

Whenever the Executive Officer becomes aware of a business opportunity related to the Company’s business, which one could reasonably expect the Executive Officer to make available to the Company, the Executive Officer shall promptly disclose such opportunity to the applicable Board committee or the Board and proceed as directed by such committee or the Board, as applicable.

ARTICLE 11: MISCELLANEOUS

A. Section Headings. The section headings or captions in this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

B. Survival. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided that, any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

C. Employment Policies. The Executive Officer acknowledges and agrees that he will be bound to follow all Company Policies as may be implemented by the Company from time to time, and as may be revised in the Company’s sole discretion from time to time.

D. Drafting Ambiguities; Conflicts. Each party to this Agreement has reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement. To the extent the Executive Officer has entered into a separate employment agreement with an operating subsidiary of the Company and there is any conflict between such employment agreement and this Agreement, the terms under such employment agreement shall prevail.

E. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F. Governing Law; Dispute Resolution. This Agreement is made in accordance with and shall be governed by and construed according to the laws of the state of New York (excluding the conflict of law provisions thereof). To the extent that any part of this agreement is deemed invalid, the remainder of this agreement will remain in force as written. The Parties agree to submit to the non-exclusive jurisdiction of the American Arbitration Association in the state of New York in respect of any dispute arising in connection with this employment.

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IN WITNESS WHEREOF, the Agreement has been executed as of the date first written above.

QUAD GLOBAL INC.

By:
Name:
Title:

EXECUTIVE OFFICER

Name: